Legal Opinion

Athene Annuity and Life Company
7700 Mills Civic Parkway
West Des Moines, IA 50266

Re:    Registration Statement on Form S-1 (filed April 4, 2022) of Athene Annuity and Life Company
    Athene® Amplify Single Purchase Payment Index-Linked Deferred Annuity Contracts

Ladies and Gentlemen:

I am the Senior Vice President, Senior Counsel and Corporate Secretary for Athene Annuity and Life Company (the “Company”). In that capacity, I have acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, of the Registration Statement (the “Registration Statement”) on Form S-1 for the above-referenced individual single purchase payment deferred index-linked annuity contracts (the “Contracts”) to be issued by the Company.

I have examined such corporate records of the Company and provisions of Iowa law as are relevant to the authorization and issuance of the Contracts and such other documents and records as I considered appropriate.

For purposes of this opinion letter, I have assumed (i) the genuineness of all signatures on original documents and the conformity to the original of all copies and (ii) any Contract being offered will be issued and sold as contemplated in the Registration Statement. With respect to any instrument or agreement executed or to be executed by any party other than the Company, I have also assumed, to the extent relevant to the opinions set forth herein, that (i) such party (if not a natural person) has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of formation or organization, (ii) such party has full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by such party and (iii) such instrument or agreement is a valid, binding and enforceable agreement or obligation, as the case may be, of such party.

I am admitted to practice law in Iowa. This opinion letter is limited to the laws of the State of Iowa. I express no opinion, and make no statement, as to the laws, rules or regulations of any other jurisdiction, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities within the State of Iowa, or as to any matters arising thereunder or relating thereto.

On the basis of the foregoing, it is my opinion that:

1.The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Iowa and is duly authorized by the Department of Insurance of the State of Iowa to issue and sell annuity contracts.
2.The Contracts have been duly authorized by the Company.
3.Upon execution and delivery to the Company of a Contract by the Contract owner and acceptance by the Company of the purchase payment made by such Contract owner pursuant to such Contract, such Contract, when issued in accordance with applicable regulatory approvals, will be a validly-issued and a binding obligation of the Company in accordance with the terms of the Contract.

The opinions above are qualified to the extent that the enforcement of the obligations under the Contracts may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

The opinions set forth herein are given as of the date hereof, and I undertake no obligation to update or supplement this letter if any applicable law changes after the date hereof or if I become aware of any fact or other circumstance that changes or may change any opinion set forth herein after the date hereof or for any other reason.

I hereby consent to the use of this opinion, or a copy thereof, as an exhibit to the Registration Statement for the Contracts. This consent shall not be deemed an admission that counsel is within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the Securities and Exchange Commission.

Sincerely,
/s/ Blaine Doerrfeld
Blaine Doerrfeld
Senior Vice President, Senior Counsel and Corporate Secretary